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                                                                      EXHIBIT 99



CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

         The Company cautions readers that the statements made in Item 5 relating to a possible agreement with Oracle are forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Additionally, the Company's officers may from time to time make forward-looking statements within the meaning of the same Acts. The results anticipated by any of these forward-looking statements made by or on behalf of the Company may not occur. Important factors that may cause actual results to differ materially from the forward-looking statements include the following: (1) the length of the sales cycle for HR/payroll systems and TAMS because of their complexity, size and cost; (2) Oracle's ability to capture market share and sell TAMS/O with its systems; (3) the potential future competition that may develop technology to compete directly with TAMS; (4) the ability to close an agreement with Oracle;
(5) general competition for consulting services; (6) the ability to maintain and attract qualified consultants with the skill sets to meet market standards; and (7) the continued availability of systems and consulting budgets within large corporations which tend to be susceptible to reduction during economic downturns and for other reasons.